     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2003
                                             REGISTRATION NO. 333-______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             REPUBLIC SERVICES, INC.
      --------------------------------------------------------------------
      (Exact Name of Registrant as Specified in its Governing Instruments)

               DELAWARE                            65-0716904
--------------------------------------      --------------------------
    (State or Other Jurisdiction of             (I.R.S. Employer
    Incorporation or Organization)             Identification No.)

                             REPUBLIC SERVICES, INC.
                        110 S.E. SIXTH STREET, 28TH FLOOR
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 769-2400
      --------------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                DAVID A. BARCLAY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             REPUBLIC SERVICES, INC.
                        110 S.E. SIXTH STREET, 28TH FLOOR
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 769-2400
      --------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                             REPUBLIC SERVICES, INC.
                              AMENDED AND RESTATED
                            1998 STOCK INCENTIVE PLAN
      --------------------------------------------------------------------
                            (Full Title of the Plan)

                        COPIES OF ALL COMMUNICATIONS TO:
                             JONATHAN L. AWNER, ESQ.
                               AKERMAN SENTERFITT
                          SUNTRUST INTERNATIONAL CENTER
                         ONE S.E. 3RD AVENUE, 28TH FLOOR
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

                         CALCULATION OF REGISTRATION FEE

================================== ================== =========================== ================== ===============
                                                                                  PROPOSED MAXIMUM
                                                           PROPOSED MAXIMUM          AGGREGATE        AMOUNT OF
            TITLE OF                  AMOUNT TO        OFFERING PRICE PER SHARE    OFFERING PRICE     REGISTRATION
   SECURITIES TO BE REGISTERED     BE REGISTERED (1)             (2)                     (2)              FEE
---------------------------------- ------------------ --------------------------- ------------------ ---------------
Common Stock,                      7,000,000 shares            $19.435             $136,045,000.00     $11,019.65
par value $0.01 per share
================================== ================== =========================== ================== ===============

(1) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         Republic Services, Inc. ("Republic") is filing this Registration Statement on Form S-8 to register 7,000,000 additional shares of Republic common stock authorized for issuance under the Republic Services, Inc. 1998 Amended and Restated Stock Incentive Plan (the "Plan"). Republic filed a Registration Statement on Form S-8 with respect to the initial 20,000,000 shares of Republic common stock authorized for issuance under the Plan on May 10, 1999 (Registration No. 333-78125) (the "Prior Registration Statement") with the Securities and Exchange Commission (the "Commission"). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement on Form S-8.

         Upon the effectiveness of this Registration Statement on Form S-8, the total number of shares of Republic common stock available for issuance under the Plan will be 27,000,000, which includes the 7,000,000 shares of Republic common stock registered on this registration statement and 20,000,000 shares of Republic common stock that were registered on the Prior Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this registration statement:

         (a) Republic's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 28, 2002.

         (b) All other reports filed by Republic pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the year covered by the Annual Report on Form 10-K referred to in paragraph (a) above.

         (c) The description of Republic's common stock, which is contained in a Registration Statement on Form 8-A, filed with the Commission on June 30, 1998.

         In addition, all documents subsequently filed by Republic pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS.

         The exhibits filed as part of this registration statement are as follows:

EXHIBIT
NUMBER     DESCRIPTION
------     -----------

4.1       --   Amended and Restated Certificate of Incorporation
               (incorporated by reference to Exhibit 3.1 of the Company's
               Quarterly Report on Form 10-Q for the period ended June 30,
               1998).

4.2       --   Certificate of Amendment to Amended and Restated Certificate
               of Incorporation of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on
               Form S-8, Registration No. 333-81801, filed with the
               Commission on June 29, 1999).

4.3       --   Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998).

4.4       --   The Company's Common Stock Certificate (incorporated by
               reference to Exhibit 4.4 of the Company's Registration
               Statement on Form S-8, Registration No. 333-81801, filed with the Commission on June 29, 1999).

5.1       --   Opinion of Akerman Senterfitt

10.1      --   Republic Services, Inc. 1998 Stock Incentive Plan (as
               amended and restated March 6, 2002) (incorporated by reference to Exhibit A of our Proxy Statement on
               Schedule 14A relating to our 2002 Annual Meeting of
               Stockholders dated May 16, 2002).

23.1      --   Information Regarding the Consent of Arthur Andersen
               LLP.

23.2      --   Consent of Akerman Senterfitt (included in opinion filed
               as Exhibit 5.1).

24.1      --   Powers of Attorney (included as part of the signature
               page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Fort Lauderdale, State of Florida, on the 26th day of March, 2003.

                        REPUBLIC SERVICES, INC.

                        By: /s/ JAMES E. O'CONNOR
                            ---------------------------------------------------
                            James E. O'Connor
                            Chairman of the Board and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. O'Connor and Harris W. Hudson his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

          SIGNATURE                                      TITLE                                      DATE
          ---------                                      -----                                      ----
                                                                                              >
/s/ James E. O'Connor                            Chairman of the Board,                        March 26, 2003
------------------------------         Chief Executive Officer and Director
James E. O'Connor                            (Principal Executive Officer)

/s/ Harris W. Hudson                           Vice Chairman and Director                      March 26, 2003
------------------------------
Harris W. Hudson

/s/ Tod C. Holmes                              Senior Vice President and                       March 26, 2003
-------------------------------                 Chief Financial Officer
Tod C. Holmes                                 (Principal Financial Officer)


/s/ Charles F. Serianni                         Chief Accounting Officer                       March 26, 2003
------------------------------               (Principal Accounting Officer)
Charles F. Serianni

/s/ H. Wayne Huizenga                                   Director                               March 26, 2003
------------------------------
H. Wayne Huizenga

/s/ John W. Croghan                                     Director                               March 26, 2003
------------------------------
John W. Croghan

/s/ Ramon A. Rodriguez                                  Director                               March 26, 2003
------------------------------
Ramon A. Rodriguez

/s/ Allan C. Sorensen                                   Director                               March 26, 2003
------------------------------
Allan C. Sorensen



                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
------         -----------

4.1       --   Amended and Restated Certificate of Incorporation
               (incorporated by reference to Exhibit 3.1 of the Company's
               Quarterly Report on Form 10-Q for the period ended June 30,
               1998).

4.2       --   Certificate of Amendment to Amended and Restated Certificate
               of Incorporation of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on
               Form S-8, Registration No. 333-81801, filed with the
               Commission on June 29, 1999).

4.3       --   Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998).

4.4       --   The Company's Common Stock Certificate (incorporated by
               reference to Exhibit 4.4 of the Company's Registration
               Statement on Form S-8, Registration No. 333-81801, filed with the Commission on June 29, 1999).

5.1       --   Opinion of Akerman Senterfitt

10.1      --   Republic Services, Inc. 1998 Stock Incentive Plan (as
               amended and restated March 6, 2002) (incorporated by reference to Exhibit A of our Proxy Statement on
               Schedule 14A relating to our 2002 Annual Meeting of
               Stockholders dated May 16, 2002).

23.1      --   Information Regarding the Consent of Arthur Andersen
               LLP.

23.2      --   Consent of Akerman Senterfitt (included in opinion filed
               as Exhibit 5.1).

24.1      --   Powers of Attorney (included as part of the signature
               page hereto).